Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2020 FOURTH-QUARTER AND FULL-YEAR RESULTS
•Fourth-quarter 2020 net income from continuing operations was $17.8 million or $0.50 per diluted share
•Full-year 2020 net income from continuing operations was $150.2 million or $4.24 per diluted share
•Rail North America’s fleet utilization remained high at 98.1%
•GATX commences program of direct investment in aircraft spare engines

CHICAGO, Jan. 28, 2021 - GATX Corporation (NYSE:GATX) today reported 2020 fourth-quarter and full-year results. Results for the fourth quarter and full-year ending Dec. 31 are summarized below:

	Three Months Ended December 31		Twelve Months Ended December 31
Per Diluted Share	2020	2019	2020	2019
Income from Continuing Operations	$0.50	$1.18	$4.24	$4.97
Income from Discontinued Operations	—	0.41	0.03	0.84
Total	$0.50	$1.59	$4.27	$5.81

2020 fourth-quarter net income from continuing operations was $17.8 million or $0.50 per diluted share, compared to net income from continuing operations of $42.1 million or $1.18 per diluted share in the fourth quarter of 2019. Net income from continuing operations for the full-year 2020 was $150.2 million or $4.24 per diluted share, compared to $180.8 million or $4.97 per diluted share in the prior year period.

The 2020 full-year results include a net negative impact of $12.3 million or $0.35 per diluted share related to the elimination of a previously announced tax rate reduction in the United Kingdom. The 2019 full-year results include a net deferred tax benefit of $2.8 million or $0.08 per diluted share related to an enacted tax rate reduction in Alberta, Canada. Details related to these items are provided in the attached Supplemental Information under Tax Adjustments and Other Items.

In the second quarter of 2020, GATX completed the sale of American Steamship Company. As a result, this segment is reported as discontinued operations and prior periods have been recast to conform to the current presentation.

"Our 2020 results reflect excellent execution in the face of a challenging year," said Brian A. Kenney, president and chief executive officer of GATX. "Despite difficult market conditions at Rail North America, outstanding efforts by our commercial team enabled us to maintain fleet utilization above 98% throughout the year. Persistent industry-wide railcar overcapacity combined with the economic impacts of COVID-19 put significant pressure on lease rates. However, absolute lease rates for most car types stabilized or modestly improved in the second half of the year. Notably, our maintenance cost performance was better than our original expectations coming into 2020, as the efficiencies gained from aggressively moving work from third-party shops into our owned maintenance facilities more than offset COVID-19 related expenses necessary to ensure workplace safety.

"Despite the pandemic, demand for railcars remained stable in Europe and India. Rail International maintained high fleet utilization, experienced increases in renewal lease rates, and grew and further diversified its railcar fleets. Nevertheless, COVID-19 adversely affected the pace of new railcar investments in both Europe and India. In Portfolio Management, the Rolls-Royce and Partners Finance affiliates, our joint venture with Rolls-Royce, benefited from a large gain on a transaction involving the refinancing and sale of a group of aircraft spare engines in the third quarter. Apart from this gain, financial results declined due to the significant reduction in global passenger air travel resulting from the pandemic.

"Our 2020 full-year investment volume was over $1.0 billion, up significantly from 2019. We continue to execute our strategy of capitalizing on difficult market conditions to invest in attractively priced, long-lived, service-intensive transportation assets. Our acquisition of Trifleet, the world's fourth largest tank container leasing business, further expands and diversifies our asset base. Also, in January 2021, we invested approximately $120 million for the acquisition of Rolls-Royce aircraft spare engines that are on long-term leases to strong airline customers. Investments of this nature provide GATX with promising growth opportunities and reflect our confidence in the future of the aircraft spare engine leasing business. RRPF will continue to invest at the joint venture level while also managing these direct investments for GATX.”

Mr. Kenney added, “The difficulty in predicting the timing of the COVID-19 pandemic's easing and an economic recovery creates substantial uncertainty in our earnings estimates. While we see some initial signs of recovery in North America railcar leasing, absent an unforeseen demand catalyst, fleet utilization and lease rates are expected to remain under pressure from an ongoing market oversupply of railcars. However, we expect lower lease revenue to be offset by higher asset disposition gains and cost control, leading to essentially flat segment profit at Rail North America in 2021. Rail International is expected to produce higher profitability in 2021 due to continued strong demand for new and existing railcars in Europe and India. At Portfolio Management, we project significantly lower 2021 segment profit as RRPF expects to realize lower gains from asset sales and continued pressure on its customer base due to the severe reduction in global air travel. Considering all these factors, we currently expect 2021 earnings to be in the range of $4.00 to $4.30 per diluted share."

Mr. Kenney concluded, “In 2020, GATX executed on our priorities of ensuring the health and safety of our global workforce, maintaining asset utilization, containing costs, and attractively growing our asset base. I am proud of our employees for successfully navigating through a tumultuous year to meet the needs of all of our stakeholders.”

RAIL NORTH AMERICA
Rail North America reported segment profit of $49.5 million in the fourth quarter of 2020, compared to $61.1 million in the fourth quarter of 2019. Lower segment profit was primarily due to lower gains on asset dispositions in the quarter. Full-year 2020 Rail North America reported segment profit of $227.6 million, compared to $276.2 million in 2019. Lower segment profit in 2020 was primarily the result of lower lease revenue and lower gains on asset dispositions, partially offset by lower maintenance expense.

At Dec. 31, 2020, Rail North America’s wholly owned fleet was approximately 118,100 cars, including more than 14,300 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 98.1% at the end of the fourth quarter, compared to 98.2% at the end of the prior quarter and 99.3% at 2019 year end. During the fourth quarter, the GATX Lease Price Index (LPI), a weighted-average lease renewal rate for a group of railcars representative of Rail North America’s fleet, was negative 22.6%. This compares to negative 29.4% in the prior quarter and negative 9.1% in the fourth quarter of 2019. The average lease renewal term for railcars included in the LPI during the fourth quarter was 34 months, compared to 29 months in the prior quarter and 37 months in the fourth quarter of 2019. The fourth-quarter renewal success rate was 77.0%, compared to 58.1% in the prior quarter and 84.0% in the fourth quarter of 2019.

For full-year 2020, the renewal lease rate change of the LPI was negative 23.5% and the average renewal term was 31 months, compared to negative 3.9% and 39 months in 2019. The renewal success rate for 2020 was 70.8%, compared to 82.2% in 2019. Total investment volume was $642.0 million in 2020.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International’s segment profit was $25.6 million in the fourth quarter of 2020, compared to $22.9 million in the fourth quarter of 2019. Higher segment profit was predominately driven by more railcars on lease. Rail International reported full-year segment profit of $83.5 million in 2020, compared to $78.9 million in 2019. Full-year 2020 segment profit was favorable to 2019 primarily driven by more railcars on lease, partly offset by foreign exchange impacts.

At Dec. 31, 2020, GRE’s fleet consisted of approximately 26,350 cars and utilization was 98.1%, compared to 98.2% at the end of the prior quarter and 99.3% at 2019 year end.

Additional fleet statistics for GRE are provided on the last page of this press release.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment loss of $5.7 million in the fourth quarter of 2020, compared to segment profit of $27.5 million in the fourth quarter of 2019. Lower segment profit was primarily driven by the performance at the Rolls-Royce and Partners Finance (RRPF) affiliates. Full-year 2020 segment profit was $77.4 million, compared to $62.4 million in 2019. The increase in year-to-date segment profit was primarily due to higher marine operating revenue, while a large gain at RRPF from a transaction involving the refinancing and sale of a group of aircraft spare engines in the third quarter also supported higher 2020 segment profit.

DISCONTINUED OPERATIONS
In the second quarter of 2020, GATX completed the sale of American Steamship Company (ASC). The ASC business segment is accounted for as discontinued operations. The final gain on the sale of ASC, net of taxes, was $3.3 million. Results for discontinued operations are summarized below:

(Income per diluted share)	Three Months Ended December 31		Twelve Months Ended December 31
Discontinued Operations	2020	2019	2020	2019
Operations, net of taxes	$—	$0.41	$(0.06)	$0.84
Gain on sale of ASC, net of taxes	—	—	0.09	—
Total Discontinued Operations	$—	$0.41	$0.03	$0.84

COMPANY DESCRIPTION
GATX Corporation (NYSE: GATX) strives to be recognized as the finest railcar leasing company in the world by our customers, our shareholders, our employees and the communities where we operate. As the leading global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 122 years. GATX has been headquartered in Chicago, Illinois since its founding in 1898.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2020 fourth-quarter and full-year results. Call details are as follows:

Thursday, Jan. 28, 2021
11 a.m. Eastern Time
Domestic Dial-In: 1-800-367-2403
International Dial-In: 1-334-777-6978
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 5315539

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), Jan. 28, 2021.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investor Relations” tab.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2019 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•the duration of the global COVID-19 pandemic, including adverse impacts on our business, personnel, operations, commercial activity, supply chain,  the demand for our transportation assets, the value of our assets and our liquidity
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our transportation assets
•inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦weak macroeconomic conditions
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading"
◦changes in supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including reduced demand for air travel, geographic exposure and customer concentrations
◦other operational or commercial needs or decisions of our customers
◦customers' desire to buy, rather than lease, our transportation assets
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives

•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities
•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on those businesses
•fluctuations in foreign exchange rates
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•asset impairment charges we may be required to recognize
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•changes in banks' inter-lending rate reporting practices and the phasing out of LIBOR
•competitive factors in our primary markets, including competitors with significantly lower costs of capital
•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•changes in, or failure to comply with, laws, rules and regulations
•inability to obtain cost-effective insurance
•environmental liabilities and remediation costs
•potential obsolescence of our assets
•inadequate allowances to cover credit losses in our portfolio
•operational, functional and regulatory risks associated with severe weather events, climate change and natural disasters
•inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Director, Investor Relations
GATX Corporation
312-621-4285
shari.hellerman@gatx.com

(1/28/2021)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2020	2019	2020	2019
Revenues
Lease revenue	274.2	$271.7	$1,087.5	$1,088.5
Marine operating revenue	4.0	3.8	15.6	8.2
Other revenue	26.7	25.0	106.1	105.4
Total Revenues	304.9	300.5	1,209.2	1,202.1
Expenses
Maintenance expense	70.7	79.1	315.5	314.4
Marine operating expense	8.8	6.9	19.7	18.9
Depreciation expense	85.1	81.1	330.5	321.3
Operating lease expense	11.2	13.3	49.3	54.4
Other operating expense	9.3	7.8	35.3	31.3
Selling, general and administrative expense	46.2	50.8	172.0	180.4
Total Expenses	231.3	239.0	922.3	920.7
Other Income (Expense)
Net (loss) gain on asset dispositions	(0.6)	4.7	41.7	51.6
Interest expense, net	(48.8)	(45.2)	(190.3)	(180.5)
Other expense	(0.8)	(2.0)	(13.0)	(7.3)
Income before Income Taxes and Share of Affiliates’ Earnings	23.4	19.0	125.3	145.2
Income taxes	(7.7)	(9.8)	(37.3)	(40.9)
Share of affiliates’ earnings, net of taxes	2.1	32.9	62.2	76.5
Net Income from Continuing Operations	$17.8	$42.1	$150.2	$180.8

Discontinued Operations, Net of Taxes
Net income (loss) from discontinued operations, net of taxes	$—	$14.5	$(2.2)	$30.4
Gain on sale of discontinued operations, net of taxes	—	—	3.3	—
Total Discontinued Operations, Net of Taxes	$—	$14.5	$1.1	$30.4

Net Income	$17.8	$56.6	$151.3	$211.2

Share Data
Basic earnings per share from continuing operations	$0.51	$1.21	$4.30	$5.07
Basic earnings per share from discontinued operations	—	0.41	0.03	0.85
Basic earnings per share from consolidated operations	$0.51	$1.62	$4.33	$5.92
Average number of common shares	35.0	34.9	35.0	35.7

Diluted earnings per share from continuing operations	$0.50	$1.18	$4.24	$4.97
Diluted earnings per share from discontinued operations	—	0.41	0.03	0.84
Diluted earnings per share from consolidated operations	$0.50	$1.59	$4.27	$5.81
Average number of common shares and common share equivalents	35.6	35.6	35.4	36.4

Dividends declared per common share	$0.48	$0.46	$1.92	$1.84

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	December 31	December 31
	2020	2019
Assets
Cash and Cash Equivalents	$292.2	$151.0
Restricted Cash	0.4	—
Receivables
Rent and other receivables	74.7	65.9
Finance leases (as lessor)	74.0	90.3
Less: allowance for losses	(6.5)	(6.2)
	142.2	150.0

Operating Assets and Facilities	10,484.0	9,523.5
Less: allowance for depreciation	(3,313.3)	(3,066.2)
	7,170.7	6,457.3
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	335.9	411.7
Finance leases, net of accumulated depreciation	37.5	8.9
	373.4	420.6

Investments in Affiliated Companies	584.7	512.6
Goodwill	143.7	81.5
Other Assets	230.3	221.0
Assets of Discontinued Operations	—	291.1
Total Assets	$8,937.6	$8,285.1

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	147.3	$119.4
Debt
Commercial paper and borrowings under bank credit facilities	23.6	15.8
Recourse	5,329.0	4,780.4
	5,352.6	4,796.2
Lease Obligations (as lessee)
Operating leases	348.6	429.4
Finance leases	33.3	7.9
	381.9	437.3

Deferred Income Taxes	962.8	888.5
Other Liabilities	135.6	139.1
Liabilities of Discontinued Operations	—	69.5
Total Liabilities	6,980.2	6,450.0
Total Shareholders’ Equity	1,957.4	1,835.1
Total Liabilities and Shareholders’ Equity	$8,937.6	$8,285.1

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2020
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$207.5	$66.5	$0.2	$—	$274.2
Marine operating revenue	—	—	4.0	—	4.0
Other revenue	23.3	3.2	0.2	—	26.7
Total Revenues	230.8	69.7	4.4	—	304.9
Expenses
Maintenance expense	58.2	12.5	—	—	70.7
Marine operating expense	—	—	8.8	—	8.8
Depreciation expense	65.6	18.2	1.3	—	85.1
Operating lease expense	11.2	—	—	—	11.2
Other operating expense	6.5	2.6	0.2	—	9.3
Total Expenses	141.5	33.3	10.3	—	185.1
Other Income (Expense)
Net (loss) gain on asset dispositions	(1.6)	0.4	0.6	—	(0.6)
Interest (expense) income, net	(36.4)	(11.9)	(3.1)	2.6	(48.8)
Other (expense) income	(1.7)	0.7	—	0.2	(0.8)
Share of affiliates' pre-tax (loss) income	(0.1)	—	2.7	—	2.6
Segment profit (loss)	$49.5	$25.6	$(5.7)	$2.8	$72.2
Less:
Selling, general and administrative expense					46.2
Income taxes (includes $0.5 related to affiliates' earnings)					8.2
Net income from continuing operations					$17.8

Discontinued operations, net of taxes
Net income from discontinuing operations, net of taxes					$—
Loss on sale of discontinued operations, net of taxes					—
Total discontinued operations, net of taxes					$—

Net income					$17.8

Selected Data:
Investment volume	$167.4	$51.5	$0.2	$203.5	$422.6

Net (Loss) Gain on Asset Dispositions
Asset Remarketing Income:
Net (loss) gains on disposition of owned assets	$(0.3)	$0.3	$—	$—	$—
Residual sharing income	0.1	—	0.6	—	0.7
Non-remarketing net gains (1)	(1.1)	0.1	—	—	(1.0)
Asset impairments	(0.3)	—	—	—	(0.3)
	$(1.6)	$0.4	$0.6	$—	$(0.6)
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2019
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$214.0	$57.5	$0.2	$—	$271.7
Marine operating revenue	—	—	3.8	—	3.8
Other revenue	22.5	2.3	0.2	—	25.0
Total Revenues	236.5	59.8	4.2	—	300.5
Expenses
Maintenance expense	68.1	11.0	—	—	79.1
Marine operating expense	—	—	6.9	—	6.9
Depreciation expense	64.3	15.1	1.7	—	81.1
Operating lease expense	13.3	—	—	—	13.3
Other operating expense	4.9	2.6	0.3	—	7.8
Total Expenses	150.6	28.7	8.9	—	188.2
Other Income (Expense)
Net gain (loss) on asset dispositions	10.0	0.5	(5.8)	—	4.7
Interest (expense) income, net	(33.1)	(10.4)	(2.9)	1.2	(45.2)
Other (expense) income	(1.7)	1.7	—	(2.0)	(2.0)
Share of affiliates' pre-tax income	—	—	40.9	—	40.9
Segment profit (loss)	$61.1	$22.9	$27.5	$(0.8)	$110.7
Less:
Selling, general and administrative expense					50.8
Income taxes (includes $8.0 related to affiliates' earnings)					17.8
Net income from continuing operations					$42.1

Discontinued operations, net of taxes
Net income from discontinued operations, net of taxes					$14.5
Gain on sale of discontinued operations, net of taxes					—
Total discontinued operations, net of taxes					$14.5

Net income					$56.6

Selected Data:
Investment volume	$159.8	$57.1	$—	$2.1	$219.0

Net Gain (Loss) on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$17.6	$0.1	$—	$—	$17.7
Residual sharing income	0.1	—	0.4	—	0.5
Non-remarketing net (losses) gains (1)	(7.3)	0.4	—	—	(6.9)
Asset impairments	(0.4)	—	(6.2)	—	(6.6)
	$10.0	$0.5	$(5.8)	$—	$4.7
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2020
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$838.3	$248.4	$0.8	$—	$1,087.5
Marine operating revenue	—	—	15.6	—	15.6
Other revenue	95.8	9.7	0.6	—	106.1
Total Revenues	934.1	258.1	17.0	—	1,209.2
Expenses
Maintenance expense	264.7	50.8	—	—	315.5
Marine operating expense	—	—	19.7	—	19.7
Depreciation expense	258.6	66.6	5.3	—	330.5
Operating lease expense	49.3	—	—	—	49.3
Other operating expense	27.3	7.5	0.5	—	35.3
Total Expenses	599.9	124.9	25.5	—	750.3
Other Income (Expense)
Net gain on asset dispositions	38.3	1.2	2.2	—	41.7
Interest (expense) income, net	(139.9)	(45.9)	(12.2)	7.7	(190.3)
Other expense	(4.9)	(5.0)	—	(3.1)	(13.0)
Share of affiliates' pre-tax (loss) income	(0.1)	—	95.9	—	95.8
Segment profit	$227.6	$83.5	$77.4	$4.6	$393.1
Less:
Selling, general and administrative expense					172.0
Income taxes (includes $33.6 related to affiliates' earnings)					70.9
Net income from continuing operations					$150.2

Discontinued operations, net of taxes
Net loss from discontinued operations, net of taxes					$(2.2)
Gain on sale of discontinued operations, net of taxes					3.3
Total discontinued operations, net of taxes					$1.1

Net income					$151.3

Selected Data:
Investment volume	$642.0	$216.0	$0.5	$205.5	$1,064.0

Net Gain (Loss) on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$38.8	$0.5	$0.1	$—	$39.4
Residual sharing income	0.4	—	2.1	—	2.5
Non-remarketing net losses (gains) (1)	(0.6)	0.7	—	—	0.1
Asset impairments	(0.3)	—	—	—	(0.3)
	$38.3	$1.2	$2.2	$—	$41.7
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2019
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$868.3	$219.2	$1.0	$—	$1,088.5
Marine operating revenue	—	—	8.2	—	8.2
Other revenue	96.2	8.5	0.7	—	105.4
Total Revenues	964.5	227.7	9.9	—	1,202.1
Expenses
Maintenance expense	267.9	46.5	—	—	314.4
Marine operating expense	—	—	18.9	—	18.9
Depreciation expense	256.9	57.8	6.6	—	321.3
Operating lease expense	54.4	—	—	—	54.4
Other operating expense	23.9	6.8	0.6	—	31.3
Total Expenses	603.1	111.1	26.1	—	740.3
Other Income (Expense)
Net gain (loss) on asset dispositions	54.6	1.7	(4.7)	—	51.6
Interest (expense) income, net	(134.5)	(40.6)	(11.2)	5.8	(180.5)
Other (expense) income	(5.3)	1.2	—	(3.2)	(7.3)
Share of affiliates' pre-tax income	—	—	94.5	—	94.5
Segment profit	$276.2	$78.9	$62.4	$2.6	$420.1
Less:
Selling, general and administrative expense					180.4
Income taxes (includes $18.0 related to affiliates' earnings)					58.9
Net income from continuing operations					$180.8

Discontinued operations, net of taxes
Net income from discontinued operations, net of taxes					$30.4
Gain on sale of discontinued operations, net of taxes					—
Total discontinued operations, net of taxes					$30.4

Net income					$211.2

Selected Data:
Investment volume	$502.2	$215.7	$—	$4.9	$722.8

Net Gain (Loss) on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$58.5	$0.1	$—	$—	$58.6
Residual sharing income	0.4	—	1.5	—	1.9
Non-remarketing net (losses) gains (1)	(3.9)	1.6	—	—	(2.3)
Asset impairments	(0.4)	—	(6.2)	—	(6.6)
	$54.6	$1.7	$(4.7)	$—	$51.6
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income*

	Three Months Ended December 31		Twelve Months Ended December 31
	2020	2019	2020	2019
Net income (GAAP)	$17.8	$56.6	$151.3	$211.2
Less: Net income from discontinued operations (GAAP)	—	14.5	1.1	30.4
Net income from continuing operations (GAAP)	$17.8	$42.1	$150.2	$180.8

Other income tax adjustments attributable to income from continuing operations:
Income tax rate change enacted in Alberta, Canada	—	—	—	(2.8)
Adjustments attributable to affiliates' earnings, net of taxes:
Income tax rate change enacted in the United Kingdom	—	—	12.3	—
Net income from continuing operations, excluding tax adjustments and other items (non-GAAP)	$17.8	$42.1	$162.5	$178.0
Net income from discontinued operations, excluding tax adjustments and other items (non-GAAP)	$—	$6.4	$1.1	$22.3
Net income from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$17.8	$48.5	$163.6	$200.3

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share*

	Three Months Ended December 31		Twelve Months Ended December 31
	2020	2019	2020	2019
Diluted earnings per share from continuing operations (GAAP)	0.50	$1.18	$4.24	$4.97
Diluted earnings per share from discontinued operations (GAAP)	$—	0.41	0.03	0.84
Diluted earnings per share from consolidated operations (GAAP)	$0.50	$1.59	$4.27	$5.81

Diluted earnings per share from continuing operations, excluding tax adjustments and other items (non-GAAP)	$0.50	$1.18	$4.59	$4.89
Diluted earnings per share from discontinued operations, excluding tax adjustments and other items (non-GAAP)	$—	$0.18	$0.03	$0.62
Diluted earnings per share from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$0.50	$1.36	$4.62	$5.51

Impact of Tax Adjustments and Other Items on Return on Equity*

	Twelve Months Ended December 31
	2020	2019
Return on Equity (GAAP)	8.0%	11.7%
Return on Equity, excluding tax adjustments and other items (non-GAAP) (1)	10.5%	13.5%
 _________
(1) Shareholders' equity used in this calculation excludes the impact of the Tax Act.

(*) In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Total Assets, Excluding Cash, by Segment
Rail North America	$5,887.5	$5,801.5	$5,700.2	$5,634.6	$5,632.4
Rail International	1,805.2	1,615.0	1,534.2	1,447.7	1,462.8
Portfolio Management	700.5	707.6	675.1	656.5	637.0
Other	251.8	106.4	110.3	107.6	110.8
Discontinued Operations	—	—	—	300.8	291.1
Total Assets, excluding cash	$8,645.0	$8,230.5	$8,019.8	$8,147.2	$8,134.1
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(292.2)	$(459.8)	$(492.9)	$(570.7)	$(151.0)
Commercial paper and bank credit facilities	23.6	13.5	5.9	275.5	15.8
Recourse debt	5,329.0	5,183.0	5,047.5	5,043.7	4,780.4
Operating lease obligations	348.6	368.0	372.3	399.3	432.3
Finance lease obligations	33.3	—	31.8	—	7.9
Total debt and lease obligations, net of unrestricted cash	5,442.3	5,104.7	4,964.6	5,147.8	5,085.4
Shareholders’ Equity	$1,957.4	$1,930.0	$1,875.3	$1,831.0	$1,835.1
Recourse Leverage (1)	2.8	2.6	2.6	2.8	2.8
 _________
(1)    Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$8,937.6	$8,690.3	$8,512.7	$8,717.9	$8,285.1
Less: cash	(292.6)	(459.8)	(492.9)	(570.7)	(151.0)
Total Assets, excluding cash	$8,645.0	$8,230.5	$8,019.8	$8,147.2	$8,134.1

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	(22.6)%	(29.4)%	(28.0)%	(11.6)%	(9.1)%
Average renewal term (months)	34	29	31	31	37
Fleet Rollforward (2)
Beginning balance	103,363	102,891	102,558	102,845	103,255
Cars added	1,015	1,578	1,220	883	965
Cars scrapped	(571)	(623)	(570)	(389)	(620)
Cars sold	(62)	(483)	(317)	(781)	(755)
Ending balance	103,745	103,363	102,891	102,558	102,845
Utilization	98.1%	98.2%	98.7%	99.0%	99.3%
Average active railcars	101,723	101,552	101,600	101,668	102,309
Boxcar Fleet
Ending balance	14,315	14,753	14,936	15,026	15,264
Utilization	95.8%	94.5%	94.6%	94.6%	95.0%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	25,956	25,705	25,352	24,561	24,211
Cars added	446	331	423	871	416
Cars scrapped/sold	(59)	(80)	(70)	(80)	(66)
Ending balance	26,343	25,956	25,705	25,352	24,561
Utilization	98.1%	98.2%	98.4%	98.5%	99.3%
Average active railcars	25,669	25,369	25,100	24,622	24,216
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	74.5%	72.3%	68.7%	73.5%	77.1%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	(12.9)%	(15.3)%	(15.9)%	(6.3)%	(4.9)%
Year-over-year Change in U.S. Carloadings (chemical) (4)	(3.4)%	(5.1)%	(5.0)%	3.1%	(0.6)%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(14.0)%	(12.5)%	(11.1)%	3.6%	12.2%
Production Backlog at Railcar Manufacturers (5)	34,598	37,417	39,612	46,330	51,295
American Steamship Company Statistics
Total Net Tons Carried (millions) (6)	—	—	2.7	1.0	7.5
 _________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. GATX calculates the index using the weighted-average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Total net tons carried for the second quarter of 2020 reflects volume through May 14, 2020, the date of the sale.